EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

magicJack VocalTec Ltd. and subsidiaries
Netanya, Israel

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-220173 and 333-192431) of magicJack VocalTec Ltd. and subsidiaries of our reports dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of magicJack VocalTec, Ltd. and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Certified Public Accountants
West Palm Beach, Florida

March 16, 2018